Exhibit 99

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860.493.4364

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Raytheon Technologies Reports
Fourth Quarter 2020 Results, Announces 2021 Outlook

Exceeded 2020 cash conservation commitments

Fourth quarter 2020
•Sales of $16.4 billion; Adjusted sales of $16.6 billion
•GAAP EPS from continuing operations of $0.10, which included $0.64 of net significant and/or non-recurring charges and acquisition accounting adjustments
•Adjusted EPS of $0.74
•Operating cash flow from continuing operations of $1.4 billion; Free cash flow of $747 million
•Achieved $1.8 billion in cash conservation and $700 million in cost reduction actions
•Robust defense backlog of $67.3 billion

Outlook for full year 2021
•Sales of $63.4 - $65.4 billion
•Adjusted EPS of $3.40 - $3.70
•Free cash flow of approximately $4.5 billion
•Authorized a $5 billion share repurchase program in December; plan to repurchase at least $1.5 billion of shares in 2021

WALTHAM, Mass., January 26, 2021 – Raytheon Technologies Corporation (NYSE: RTX) reported fourth quarter 2020 and full year 2020 results, and announced its 2021 outlook.

“We closed the year on a strong note with fourth quarter sales, EPS and free cash flow exceeding our expectations, as we delivered on our customer commitments and drove strong execution against our cost and cash actions,” said Raytheon Technologies CEO Greg Hayes. “As a result, we delivered $2.3 billion in pro forma free cash flow for the year which includes $800 million of discretionary pension contributions.”

Hayes continued, “In 2021, our strategy of harnessing next generation technologies across our resilient and balanced portfolio will continue to drive differentiated value for customers and advance our industry leadership for years to come. Combined with our recent structural actions, we’re well positioned for sustainable growth and profitability in 2021 and beyond, and remain committed to returning $18 to $20 billion to shareowners in the four years following the merger.”

Raytheon Technologies reported fourth quarter sales of $16.4 billion and adjusted sales of $16.6 billion. GAAP EPS from continuing operations was $0.10 and included $0.64 of net significant and/or non-recurring charges and acquisition accounting adjustments. This includes $0.29 of acquisition accounting adjustments primarily related to intangible amortization, $0.29 for an adjustment associated with certain Middle East contracts which are subject to

See “Use and Definitions of Non-GAAP Financial Measures” below for information regarding non-GAAP financial measures.

regulatory approval, $0.05 of charges due to the current economic environment primarily driven by the COVID-19 pandemic, and $0.05 of restructuring, which were partially offset by $0.04 of other items. Adjusted EPS was $0.74.

The company recorded net income from continuing operations in the fourth quarter of $146 million, which included $976 million of net significant and/or nonrecurring charges and acquisition accounting adjustments. Adjusted net income was $1,122 million. Operating cash flow from continuing operations in the fourth quarter was $1.4 billion, which includes $800 million of discretionary pension contributions. Capital expenditures were $623 million, resulting in free cash flow of $747 million. Free cash flow included approximately $360 million of merger costs, restructuring and tax payments on divestitures. This quarter’s performance included approximately $1.8 billion of cash conservation and $700 million of cost savings actions. Full year cash conservation actions were approximately $4.7 billion and cost savings were approximately $2.0 billion, exceeding the cash conservation and achieving the cost reduction commitments made early in 2020.

Summary Financial Results – Continuing Operations

($ in millions, except EPS)	4th Quarter 2020
Reported
Sales	$16,419
Net Income	$146
EPS	$0.10

Adjusted
Sales	$16,583
Net Income	$1,122
EPS	$0.74

Operating Cash Flow from Continuing Operations	$1,370
Free Cash Flow	$747

Bookings and Orders
Backlog at the end of the fourth quarter was $150.1 billion, of which $82.8 billion was from commercial aerospace and $67.3 billion was from defense.

Notable defense bookings during the quarter included:
•$947 million of classified bookings at Raytheon Intelligence & Space (RIS)
•$354 million for a classified program at Raytheon Missiles & Defense (RMD)
•$305 million for F-119 spare parts at Pratt & Whitney
•$282 million for F-135 sustainment services at Pratt & Whitney
•$240 million for StormBreaker production Lot 6 primarily for the U.S. Air Force at RMD
•$236 million for the production of Silent Knight radar systems and spares for the U.S. Special Operations Command at RIS
•$234 million for Tube-launched, Optionally-tracked, Wireless-guided missiles (TOW) Multi-Year 4 at RMD
•$217 million for the AN/TPY-2 radar sustainment program for the Missile Defense Agency (MDA) at RMD

Segment Results
The company’s reportable segments are Collins Aerospace, Pratt & Whitney, Raytheon Intelligence & Space (RIS) and Raytheon Missiles & Defense (RMD). In connection with the merger, the company revised its segment presentation. Prior periods have been revised to reflect the current presentation. Refer to the accompanying tables for further details.

Collins Aerospace

	4th Quarter			Twelve Months
($ in millions)	2020	2019	% Change	2020	2019	% Change
Reported
Sales	$4,374	$6,444	(32)%	$19,288	$26,028	(26)%
Operating Profit	$11	$1,009	(99)%	$1,466	$4,508	(67)%
ROS	0.3%	15.7%		7.6%	17.3%

Adjusted
Sales	$4,388	$6,444	(32)%	$19,424	$26,028	(25)%
Operating Profit	$89	$1,061	(92)%	$1,470	$4,849	(70)%
ROS	2.0%	16.5%		7.6%	18.6%

Note: Prior periods have been revised to reflect the current segment presentation which excludes acquisition accounting adjustments and includes additional corporate expense allocations.

Collins Aerospace had fourth quarter 2020 adjusted sales of $4,388 million, down 32 percent versus the prior year. Commercial OE was down 41 percent and commercial aftermarket was down 48 percent, while military was up 1 percent. Excluding the impact of the Military GPS and Space ISR divestitures, military was up 7 percent in the quarter. The decrease in commercial sales was driven primarily by the current environment which has resulted in lower flight hours, aircraft fleet utilization and commercial OEM deliveries, as well as the impact of the 737 MAX. This was slightly offset by higher sales across key military platforms.

Collins Aerospace recorded adjusted operating profit of $89 million in the quarter, down 92 percent versus the prior year. The decrease in adjusted operating profit was driven by lower commercial aerospace OEM and aftermarket sales volume, as well as the impact of the Military GPS and Space ISR divestitures. This was partially offset by cost reduction actions and continued synergy capture.

Pratt & Whitney

	4th Quarter			Twelve Months
($ in millions)	2020	2019	% Change	2020	2019	% Change
Reported
Sales	$4,465	$5,645	(21)%	$16,799	$20,902	(20)%
Operating Profit	$33	$354	(91)%	$(564)	$1,801	(131)%
ROS	0.7%	6.3%		(3.4)%	8.6%

Adjusted
Sales	$4,496	$5,645	(20)%	$17,224	$20,902	(18)%
Operating Profit	$105	$470	(78)%	$426	$1,934	(78)%
ROS	2.3%	8.3%		2.5%	9.3%

Note: Prior periods have been revised to reflect the current segment presentation which excludes acquisition accounting adjustments and includes additional corporate expense allocations.

Pratt & Whitney had fourth quarter 2020 adjusted sales of $4,496 million, down 20 percent versus the prior year. Commercial OE was down 46 percent and commercial aftermarket was down 32 percent, while military was up 18 percent. The decrease in commercial sales was primarily due to a significant reduction in shop visits and related spare part sales, and commercial engine deliveries principally driven by the current environment. This was slightly offset by higher F-135 engine sales and aftermarket growth across key military platforms.

Pratt & Whitney recorded adjusted operating income of $105 million in the quarter, down 78 percent versus the prior year. The decrease in adjusted operating profit was primarily driven by lower commercial aerospace sales volume and unfavorable mix. This was partially offset by cost reduction actions and gross margin drop through on higher military volume.

Raytheon Intelligence & Space

	4th Quarter	Twelve Months
($ in millions)	2020	2020
Reported
Sales	$3,853	$10,841
Operating Profit	$355	$1,014
ROS	9.2%	9.4%

Adjusted
Sales	$3,853	$10,841
Operating Profit	$355	$1,014
ROS	9.2%	9.4%

Note: Twelve months 2020 reported and adjusted results include RIS since the merger date of April 3, 2020. Reported and adjusted numbers do not include RIS pre-merger stub period from March 30, 2020 to April 2, 2020 which had an estimated $200 million of sales and $20 million of operating profit.

RIS had fourth quarter adjusted sales of $3,853 million and adjusted operating profit of $355 million.

Raytheon Missiles & Defense

	4th Quarter	Twelve Months
($ in millions)	2020	2020
Reported
Sales	$4,276	$11,660
Operating Profit	$40	$890
ROS	0.9%	7.6%

Adjusted
Sales	$4,395	$11,660
Operating Profit	$586	$1,406
ROS	13.3%	12.1%

Note: Twelve months 2020 reported and adjusted results include RMD since the merger date of April 3, 2020. Reported and adjusted numbers do not include RMD pre-merger stub period from March 30, 2020 to April 2, 2020 which had an estimated $200 million of sales and $25 million of operating profit.

RMD had fourth quarter adjusted sales of $4,395 million and adjusted operating profit of $586 million.

Raytheon Technologies 2021 outlook
Outlook for full year 2021
•Sales of $63.4 - $65.4 billion
•Adjusted EPS of $3.40 - $3.70
•Free cash flow of approximately $4.5 billion
•Plan to repurchase at least $1.5 billion of shares in 2021

Outlook for Q1 2021
•Sales of $14.8 - $15.4 billion
•Adjusted EPS of $0.70 - $0.75

About Raytheon Technologies
Raytheon Technologies Corporation is an aerospace and defense company that provides advanced systems and services for commercial, military and government customers worldwide. With four industry-leading businesses ― Collins Aerospace Systems, Pratt & Whitney, Raytheon Intelligence & Space and Raytheon Missiles & Defense ― the company delivers solutions that push the boundaries in avionics, cybersecurity, directed energy, electric propulsion, hypersonics, and quantum physics. The company, formed in 2020 through the combination of Raytheon Company and the United Technologies Corporation aerospace businesses, is headquartered in Waltham, Massachusetts.

Conference Call on the Fourth Quarter 2020 Financial Results
Raytheon Technologies’ financial results conference call will be held on Tuesday, January 26, 2021 at 8:30 a.m. ET. The dial-in number for the conference call will be (866) 219-7829 in the U.S. or (478) 205-0667 outside of the U.S. The passcode is 4443578. The conference call will also be audiocast on the Internet at www.rtx.com/

investors. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.

Use and Definitions of Non-GAAP Financial Measures
Raytheon Technologies Corporation’s (“RTC”) reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Adjusted net sales, organic sales, adjusted operating profit (loss), adjusted income from continuing operations, adjusted earnings per share (“EPS”), adjusted diluted weighted average shares outstanding, and the adjusted effective tax rate are non-GAAP financial measures. Adjusted net sales represents consolidated net sales (a GAAP measure), excluding significant items of a non-recurring and/or nonoperational nature (hereinafter referred to as “other significant items”). Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items. Adjusted operating profit (loss) represents operating profit (loss) (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and other significant items. Adjusted income from continuing operations represents net income from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and other significant items. Adjusted EPS represents diluted earnings per share from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and other significant items. Adjusted diluted weighted average shares outstanding represents diluted weighted average shares outstanding (a GAAP measure), including stock awards which were anti-dilutive during the year ended December 31, 2020 as a result of the net loss from operations. The adjusted effective tax rate represents the effective tax rate (a GAAP measure), excluding the tax effect of restructuring costs, acquisition accounting adjustments and other significant items. For the Business segments, when applicable, adjustments of net sales similarly reflect continuing operations excluding other significant items, and adjustments of operating profit (loss) and margins similarly reflect continuing operations, excluding restructuring, acquisition accounting adjustments and other significant items.

Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing RTC’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of RTC’s common stock and distribution of earnings to shareowners.

A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

When we provide our expectation for adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS from continuing operations and expected cash flow from operations, respectively) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide Raytheon Technologies Corporation’s (“RTC”) management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “on track” and other words of similar meaning. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax payments and rates, research and development spending, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, other anticipated benefits to RTC of United Technologies Corporation’s (“UTC”) Rockwell Collins acquisition, the merger between UTC and Raytheon Company (“Raytheon,” and such merger, the “merger”) or the spin-offs by UTC of Otis Worldwide Corporation and Carrier Global Corporation into separate independent companies (the “separation transactions”), including estimated synergies and customer cost savings resulting from the merger and the anticipated benefits and costs of the separation transactions and other statements that are not solely historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which RTC operates in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in both the commercial and defense segments of the aerospace industry, levels of air travel, financial condition of commercial airlines, and the impact of pandemic health issues (including COVID-19 and its effects, among other things, on global supply, demand and distribution capabilities as the COVID-19 pandemic continues and results in an increasingly prolonged period of disruption to air travel and commercial activities generally, and significant restrictions and limitations on businesses, particularly within the aerospace and commercial airlines industries) aviation safety concerns, weather conditions and natural disasters, the financial condition of our customers and suppliers, and the risks associated with U.S. government sales (including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration or the allocation of funds to governmental responses to COVID-19, a government shutdown, or otherwise, and uncertain funding of programs); (2) challenges in the development, production, delivery, support, performance, safety, regulatory compliance, and realization of the anticipated benefits (including our expected returns under customer contracts) of advanced technologies and new products and services; (3) the scope, nature, impact or timing of acquisition and divestiture activity, including among other things the integration of

UTC’s and Raytheon Company’s businesses and the integration of RTC with other businesses acquired before and after the merger, and realization of synergies and opportunities for growth and innovation and incurrence of related costs and expenses; (4) RTC’s levels of indebtedness, capital spending and research and development spending; (5) future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure; (6) the timing and scope of future repurchases by RTC of its common stock, which are subject to a number of uncertainties and may be discontinued, accelerated, suspended or delayed at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (7) delays and disruption in delivery of materials and services from suppliers; (8) company and customer-directed cost reduction efforts and restructuring costs and savings and other consequences thereof (including the potential termination of U.S. government contracts and performance under undefinitized contract actions and the potential inability to recover termination costs); (9) new business and investment opportunities; (10) the ability to realize the intended benefits of organizational changes; (11) the anticipated benefits of diversification and balance of operations across product lines, regions and industries; (12) the outcome of legal proceedings, investigations and other contingencies; (13) pension plan assumptions and future contributions; (14) the impact of the negotiation of collective bargaining agreements and labor disputes; (15) the effect of changes in political conditions in the U.S. and other countries in which RTC and its businesses operate, including the effect of changes in U.S. trade policies on general market conditions, global trade policies and currency exchange rates in the near term and beyond; (16) changes resulting from the recent change in the U.S. Administration and potential changes in Department of Defense policies or priorities; (17) the effect of changes in tax (including U.S. tax reform enacted on December 22, 2017, which is commonly referred to as the Tax Cuts and Jobs Act of 2017), environmental, regulatory and other laws and regulations (including, among other things, export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anticorruption requirements, including the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations) in the U.S. and other countries in which RTC and its businesses operate; (18) the possibility that the anticipated benefits from the combination of UTC’s and Raytheon’s businesses (including ongoing integration activities from historic UTC and Raytheon acquisitions prior to the merger) cannot be realized in full or may take longer to realize than expected, or the possibility that costs or difficulties related to the integration of UTC’s businesses with Raytheon’s will be greater than expected or may not result in the achievement of estimated synergies within the contemplated time frame or at all; (19) the ability of RTC to retain and hire key personnel and the ability of our personnel to continue to operate our facilities and businesses around the world in light of, among other factors, the COVID-19 pandemic and related personnel reductions; and (20) the intended qualification of (i) the merger as a tax-free reorganization and (ii) the separation transactions and other internal restructurings as tax-free to UTC and former UTC shareowners, in each case, for U.S. federal income tax purposes. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the reports of RTC, UTC and Raytheon on Forms S-4, 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and RTC assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

RTC-IR
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Raytheon Technologies Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended December 31,		Twelve Months Ended December 31,
	(Unaudited)		(Unaudited)
(dollars in millions, except per share amounts; shares in millions)	2020	2019(1)	2020(1)	2019(1)
Net Sales	$16,419	$11,694	$56,587	$45,349
Costs and Expenses:
Cost of sales	14,266	9,116	48,056	34,598
Research and development	710	668	2,582	2,452
Selling, general and administrative	1,351	1,039	5,540	3,711
Total Costs and Expenses	16,327	10,823	56,178	40,761
Goodwill impairment	—	—	(3,183)	—
Other income, net	50	85	885	326
Operating profit (loss)	142	956	(1,889)	4,914
Non-service pension income	(244)	(148)	(902)	(829)
Interest expense, net	349	417	1,366	1,591
Income (loss) from continuing operations before income taxes	37	687	(2,353)	4,152
Income tax expense (benefit)	(178)	(44)	575	421
Net income (loss) from continuing operations	215	731	(2,928)	3,731
Less: Noncontrolling interest in subsidiaries’ earnings from continuing operations	69	74	181	221
Income (loss) from continuing operations attributable to common shareowners	146	657	(3,109)	3,510
Discontinued operations:
Income (loss) from discontinued operations	3	906	(216)	4,091
Income tax expense from discontinued operations	14	370	151	1,874
Income (loss) from discontinued operations, net of tax	(11)	536	(367)	2,217
Less: Noncontrolling interest in subsidiaries’ earnings from discontinued operations	—	50	43	190
Income (loss) from discontinued operations attributable to common shareowners	(11)	486	(410)	2,027
Net income (loss) attributable to common shareowners	$135	$1,143	$(3,519)	$5,537

Earnings (Loss) Per Share attributable to common shareowners - Basic:
Income (loss) from continuing operations	$0.10	$0.77	$(2.29)	$4.11
Income (loss) from discontinued operations	(0.01)	0.56	(0.30)	2.37
Net income (loss) attributable to common shareowners	$0.09	$1.33	$(2.59)	$6.48
Earnings (Loss) Per Share attributable to common shareowners - Diluted:
Income (loss) from continuing operations	$0.10	$0.76	$(2.29)	$4.06
Income (loss) from discontinued operations	(0.01)	0.56	(0.30)	2.35
Net income (loss) attributable to common shareowners	$0.09	$1.32	$(2.59)	$6.41

Weighted Average Shares Outstanding:
Basic shares	1,512.3	856.4	1,357.8	854.8
Diluted shares	1,515.4	867.0	1,357.8	863.9
(1)    As a result of the spin-offs of Otis Worldwide Corporation and Carrier Global Corporation into separate independent companies (the “Separation Transactions”), we have reclassified prior year amounts for Otis and Carrier as discontinued operations.

Raytheon Technologies Corporation
Segment Net Sales and Operating Profit

	Quarter Ended				Twelve Months Ended
	(Unaudited)				(Unaudited)
	December 31, 2020		December 31, 2019(1)		December 31, 2020(1)		December 31, 2019(1)
(dollars in millions)	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
Net Sales
Collins Aerospace Systems	$4,374	$4,388	$6,444	$6,444	$19,288	$19,424	$26,028	$26,028
Pratt & Whitney	4,465	4,496	5,645	5,645	16,799	17,224	20,902	20,902
Raytheon Intelligence & Space	3,853	3,853	—	—	10,841	10,841	—	—
Raytheon Missiles & Defense	4,276	4,395	—	—	11,660	11,660	—	—
Total segments	16,968	17,132	12,089	12,089	58,588	59,149	46,930	46,930
Eliminations and other	(549)	(549)	(395)	(395)	(2,001)	(2,001)	(1,581)	(1,581)
Consolidated	$16,419	$16,583	$11,694	$11,694	$56,587	$57,148	$45,349	$45,349

Operating Profit (Loss)
Collins Aerospace Systems	$11	$89	$1,009	$1,061	$1,466	$1,470	$4,508	$4,849
Pratt & Whitney	33	105	354	470	(564)	426	1,801	1,934
Raytheon Intelligence & Space	355	355	—	—	1,014	1,014	—	—
Raytheon Missiles & Defense	40	586	—	—	890	1,406	—	—
Total segments	439	1,135	1,363	1,531	2,806	4,316	6,309	6,783
Eliminations and other	(7)	(10)	(25)	(25)	(111)	(90)	(140)	(140)
Corporate expenses and other unallocated items	(99)	(61)	(151)	(96)	(590)	(195)	(367)	(228)
FAS/CAS operating adjustment	370	370	—	—	1,106	1,106	—	—
Acquisition accounting adjustments(2)	(561)	—	(231)	—	(5,100)	—	(888)	—
Consolidated	$142	$1,434	$956	$1,410	$(1,889)	$5,137	$4,914	$6,415

Segment Operating Profit (Loss) Margin
Collins Aerospace Systems	0.3%	2.0%	15.7%	16.5%	7.6%	7.6%	17.3%	18.6%
Pratt & Whitney	0.7%	2.3%	6.3%	8.3%	(3.4)%	2.5%	8.6%	9.3%
Raytheon Intelligence & Space	9.2%	9.2%	NM	NM	9.4%	9.4%	NM	NM
Raytheon Missiles & Defense	0.9%	13.3%	NM	NM	7.6%	12.1%	NM	NM
Total segment	2.6%	6.6%	11.3%	12.7%	4.8%	7.3%	13.4%	14.5%
(1)    Legacy UTC segments have been recast for the quarters of 2019, as well as first quarter 2020, as a result of the Separation Transactions and the merger between UTC and Raytheon Company (the Raytheon Merger), which resulted in the reclassification of amounts for Otis and Carrier as discontinued operations and revisions to the Company’s measurement of segment operating profit.
(2) Acquisition accounting adjustments for the twelve months ended December 31,2020 includes goodwill impairment of $3,183 million.
NM    Not Meaningful

Raytheon Technologies Corporation
Condensed Consolidated Balance Sheet

	December 31, 2020	December 31, 2019
(dollars in millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$8,802	$4,937
Accounts receivable, net	9,254	8,743
Contract assets(2)	9,931	4,462
Inventory, net	9,411	9,047
Assets related to discontinued operations(1)	64	31,823
Other assets, current	5,914	2,565
Total Current Assets	43,376	61,577
Customer financing assets	3,144	3,463
Fixed assets, net	14,962	10,322
Operating lease right-of-use assets	1,880	1,252
Goodwill	54,285	36,609
Intangible assets, net	40,539	24,473
Other assets(2)	3,967	1,919
Total Assets	$162,153	$139,615

Liabilities, Redeemable Noncontrolling Interests and Equity
Short-term borrowings	$247	$2,293
Accounts payable	8,639	7,816
Accrued employee compensation	3,006	1,353
Other accrued liabilities(2)	10,401	8,417
Contract liabilities(2)	12,889	9,014
Liabilities related to discontinued operations(1)	116	14,443
Long-term debt currently due	550	3,258
Total Current Liabilities	35,848	46,594
Long-term debt	31,026	37,701
Operating lease liabilities, non-current	1,516	1,093
Future pension and postretirement benefit obligations	10,342	2,487
Other long-term liabilities(2)	9,537	7,414
Total Liabilities	88,269	95,289
Redeemable noncontrolling interests	32	95
Shareowners’ Equity:
Common Stock	36,881	22,955
Treasury Stock	(10,407)	(32,626)
Retained earnings	49,423	61,594
Accumulated other comprehensive loss	(3,734)	(10,149)
Total Shareowners’ Equity	72,163	41,774
Noncontrolling interest	1,689	2,457
Total Equity	73,852	44,231
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$162,153	$139,615
As a result of the Separation Transactions and the Raytheon Merger, certain reclassifications have been made to the prior year amounts to conform to the current year presentation. These reclassifications include:
(1) the reclassification of the historical Otis and Carrier results to assets and liabilities related to discontinued operations, and
(2) the presentation of contract-related assets and liabilities as current based upon the duration of our operating cycle.

Raytheon Technologies Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended December 31,		Twelve Months Ended December 31,
	(Unaudited)		(Unaudited)
(dollars in millions)	2020	2019(1)	2020	2019(1)
Operating Activities:
Net income (loss) from continuing operations	$215	$731	$(2,928)	$3,731
Adjustments to reconcile net income (loss) from continuing operations to net cash flows provided by operating activities:
Depreciation and amortization	1,153	686	4,156	2,708
Deferred income tax provision	(65)	19	(99)	38
Stock compensation cost	77	76	330	268
Net periodic pension and other postretirement income	(88)	(95)	(413)	(566)
Goodwill impairment charge	—	—	3,183	—
Change in:
Accounts receivable	751	126	1,318	88
Contract assets	(636)	23	63	(679)
Inventory	523	(11)	412	(1,267)
Other current assets	(64)	(344)	(445)	(984)
Accounts payable and accrued liabilities	(800)	(59)	(1,666)	1,111
Contract liabilities	775	381	1,129	1,234
Global pension contributions	(961)	(14)	(1,025)	(55)
Canadian government settlement	—	—	—	(38)
Other operating activities, net	490	(194)	319	232
Net cash flows provided by operating activities from continuing operations	1,370	1,325	4,334	5,821
Investing Activities:
Capital expenditures	(623)	(746)	(1,795)	(1,868)
Investments in businesses	(419)	(9)	(419)	(9)
Cash acquired in Raytheon Merger	—	—	3,208	—
Dispositions of businesses	(19)	—	2,556	134
Decrease (increase) in customer financing assets, net	226	(214)	88	(659)
Increase in collaboration intangible assets	(36)	(92)	(172)	(351)
Receipts (payments) from settlements of derivative contracts, net	83	182	(32)	342
Other investing activities, net	(21)	(65)	(91)	(265)
Net cash flows (used in) provided by investing activities from continuing operations	(809)	(944)	3,343	(2,676)
Financing Activities:
Issuance of long-term debt	5	(21)	2,004	(19)
Distribution from discontinued operations	—	—	17,207	—
Repayment of long-term debt	(1,030)	(2,081)	(16,082)	(2,693)
Increase (decrease) in short-term borrowings, net	19	1,061	(2,041)	896
Proceeds from Common Stock issued under employee stock plans	9	13	15	27
Dividends paid on Common Stock	(706)	(612)	(2,732)	(2,442)
Repurchase of Common Stock	—	(40)	(47)	(151)
Net transfers from (to) discontinued operations	(35)	1,131	(2,033)	2,387
Other financing activities, net	(66)	120	(151)	82
Net cash flows used in financing activities from continuing operations	(1,804)	(429)	(3,860)	(1,913)
Discontinued Operations:
Net cash (used in) provided by operating activities	(35)	1,457	(728)	3,062
Net cash used in investing activities	—	(175)	(241)	(416)
Net cash provided by (used in) financing activities	35	(1,241)	(1,414)	(2,651)
Net cash flows provided by (used in) discontinued operations	—	41	(2,383)	(5)
Effect of foreign exchange rate changes on cash and cash equivalents from continuing operations	43	12	54	1
Effect of foreign exchange rate changes on cash and cash equivalents from discontinued operations	—	34	(76)	(20)
Net (decrease) increase in cash, cash equivalents and restricted cash	(1,200)	39	1,412	1,208
Cash, cash equivalents and restricted cash, beginning of period	10,032	5,003	4,961	3,731
Cash, cash equivalents and restricted cash within assets related to discontinued operations, beginning of period	—	2,378	2,459	2,481
Cash, cash equivalents and restricted cash, end of period	8,832	7,420	8,832	7,420
Less: Restricted cash	30	24	30	24
Less: Cash, cash equivalents and restricted cash for discontinued operations	—	2,459	—	2,459
Cash and cash equivalents, end of period	$8,802	$4,937	$8,802	$4,937
(1)    As a result of the Separation Transactions and the Raytheon Merger, certain reclassifications have been made to the prior year amounts to conform to the current year presentation. These reclassifications include the reclassification of the historical Otis and Carrier results to discontinued operations and the reclassification of lease amortization within our presentation of cash flows.

Raytheon Technologies Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Adjusted Sales, Adjusted Operating Profit & Operating Profit Margin

	Quarter Ended December 31,		Twelve Months Ended December 31,
	(Unaudited)		(Unaudited)
(dollars in millions - Income (Expense))	2020	2019	2020	2019
Collins Aerospace Systems
Net sales	$4,374	$6,444	$19,288	$26,028
Significant unfavorable contract adjustments(1)	(14)	—	(136)	—
Adjusted net sales	$4,388	$6,444	$19,424	$26,028

Operating profit	$11	$1,009	$1,466	$4,508
Restructuring	(65)	(19)	(360)	(102)
Significant unfavorable contract adjustments(1)	(14)	—	(183)	—
Charges related to customer bankruptcies and collectability risk(1)	(2)	—	(125)	—
Foreign government wage subsidies(1)	16	—	72	—
Fixed asset impairment(1)	—	—	(3)	—
Gain on sale of businesses	(13)	—	595	—
Loss on sale of business	—	—	—	(25)
Amortization of Rockwell Collins inventory fair value adjustment	—	—	—	(181)
Costs associated with pension plan amendment	—	(33)	—	(33)
Adjusted operating profit	$89	$1,061	$1,470	$4,849
Adjusted operating profit margin	2.0%	16.5%	7.6%	18.6%
Pratt & Whitney
Net sales	$4,465	$5,645	$16,799	$20,902
Favorable impact of a contract termination	—	—	22	—
Significant unfavorable contract adjustments(1)	(31)	—	(447)	—
Adjusted net sales	$4,496	$5,645	$17,224	$20,902

Operating profit (loss)	$33	$354	$(564)	$1,801
Restructuring	(10)	(116)	(180)	(133)
Charges related to customer bankruptcies and collectability risk(1)	(28)	—	(262)	—
Significant unfavorable contract adjustments(1)	(27)	—	(680)	—
Foreign government wage subsidies(1)	36	—	153	—
Charges related to a commercial financing arrangement(1)	(43)	—	(43)	—
Favorable impact of a contract termination	—	—	22	—
Adjusted operating profit	$105	$470	$426	$1,934
Adjusted operating profit margin	2.3%	8.3%	2.5%	9.3%
Raytheon Intelligence & Space
Net sales	$3,853	$—	$10,841	$—

Operating profit	$355	$—	$1,014	$—
Operating profit margin	9.2%	—%	9.4%	—%
Raytheon Missiles & Defense
Net sales	$4,276	$—	$11,660	$—
Middle East contract adjustment(2)	(119)	—	—	—
Adjusted net sales	$4,395	$—	$11,660	$—

Operating profit	$40	$—	$890	$—
Middle East contract adjustment(2)	(546)	—	(516)	—
Adjusted operating profit	$586	$—	$1,406	$—
Adjusted operating profit margin	13.3%	—%	12.1%	—%
Corporate, Eliminations and other items
Net sales	$(549)	$(395)	$(2,001)	$(1,581)

Operating loss	$(106)	$(176)	$(701)	$(507)
Restructuring	(13)	(3)	(228)	(6)
Transaction and integration costs related to acquisition of Rockwell Collins, Inc.	—	(10)	—	(40)
Costs associated with pension plan amendment	—	(10)	—	(10)
Costs associated with the separation of the commercial businesses	(2)	—	(23)	—

Transaction and integration costs associated with the Raytheon Merger	(20)	(32)	(165)	(83)
Adjusted operating loss	$(71)	$(121)	$(285)	$(368)
FAS/CAS Operating Adjustments
Operating Profit	$370	$—	$1,106	$—
Acquisition Accounting Adjustments(3)
Operating loss	$(561)	$(231)	$(5,100)	$(888)
Intangible impairment(1)	—	—	(57)	—
Goodwill impairment(1)	—	—	(3,183)	—
Acquisition accounting adjustments	(561)	(231)	(1,860)	(888)
Adjusted operating profit	$—	$—	$—	$—
RTC Consolidated
Net sales	$16,419	$11,694	$56,587	$45,349
Favorable impact of a contract termination	—	—	22	—
Significant unfavorable contract adjustments	(45)	—	(583)	—
Middle East contract adjustment(2)	(119)	—	—	—
Adjusted net sales	$16,583	$11,694	$57,148	$45,349

Operating profit (loss)	$142	$956	$(1,889)	$4,914
Restructuring	(88)	(138)	(768)	(241)
Acquisition accounting adjustments	(561)	(231)	(1,860)	(888)
Total significant non-recurring and non-operational items included in Operating Profit above	(643)	(85)	(4,398)	(372)
Adjusted operating profit	$1,434	$1,410	$5,137	$6,415
(1)    Included in other significant items in the table above for the quarter ended December 31, 2020 is a net pre-tax charge of $0.1 billion related to the impact of the COVID-19 pandemic, primarily related to charges related to customer bankruptcies and collectability risks. Included in other significant items in the table above for the year ended December 31, 2020 is a net pre-tax charge of $4.3 billion related to the impact of the COVID-19 pandemic. This amount includes a $3.2 billion impairment of goodwill, $0.9 billion of charges related to significant unfavorable contract adjustments and $0.4 billion of charges related to customer bankruptcies and increased collectability risk. Management has determined these items are directly attributable to the COVID-19 pandemic, incremental to similar costs incurred for reasons other than the pandemic, not expected to recur once the impact of the pandemic has subsided, and therefore not indicative of the Company’s ongoing operational performance.

(2)    In the fourth quarter of 2020, RMD reversed $119 million of sales and $30 million of operating profit for work performed subsequent to the date of the Raytheon Merger through the end of the third quarter of 2020 for our direct commercial sales contracts for precision guided munitions with a certain Middle East customer for which we have not yet obtained required regulatory approval, as we determined that it is no longer probable that we will be able to obtain such approvals. We also recognized an additional unfavorable operating profit impact of $516 million related to these contracts, primarily driven by the impairment of inventory, the impairment of contract assets and supplier related obligations. These reversals and charges have been adjusted for in the quarter ended December 31, 2020. The $119 million of sales and $30 million of operating profit reversed were initially recognized in the quarters ended June 30, 2020 and September 30, 2020. Accordingly, we have recast our Adjusted sales and Adjusted operating profit for these quarters to include adjustments to eliminate the sales and operating profit related to these contracts in the periods in which they were initially recognized, resulting in net sales and operating profit adjustments for the year ended December 31, 2020 of $0 and $516 million, respectively.

(3)    In conjunction with the Raytheon Merger, we have revised our definition of Adjusted operating profit, Adjusted net income, and Adjusted EPS to exclude the impact of Acquisition accounting adjustments along with restructuring costs and other significant items. Acquisition accounting adjustments include the amortization expense and impairment charges related to acquired intangible assets related to historical acquisitions, the amortization of the property, plant and equipment fair value adjustment acquired through historical acquisitions, and the amortization of customer contractual obligations related to loss making or below market contracts acquired. Management believes the revision to these non-GAAP measures is useful in providing period-to-period comparisons of the results of the Company’s ongoing operational performance. All periods presented reflect the impact of this change.

Raytheon Technologies Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Adjusted Income from Continuing Operations, Earnings Per Share, Weighted Average Diluted Shares Outstanding and Effective Tax Rate

	Quarter Ended December 31,		Twelve Months Ended December 31,
	(Unaudited)		(Unaudited)
(dollars and shares in millions - Income (Expense))	2020	2019	2020	2019

Income (loss) from continuing operations attributable to common shareowners	$146	$657	$(3,109)	$3,510
Total Restructuring	(88)	(138)	(768)	(241)
Total Acquisition accounting adjustments	(561)	(231)	(1,860)	(888)
Total significant non-recurring and non-operational items included in Operating Profit	(643)	(85)	(4,398)	(372)
Significant non-recurring and non-operational items included in Non-service Pension
Pension curtailment	(4)	(25)	(29)	73
Pension curtailment / settlement related to Collins Aerospace sale of businesses	—	—	(8)	—
Non-service pension restructuring	(4)	(4)	(9)	(4)
Significant non-recurring and non-operational items included in Interest Expense, Net
Interest on tax settlements	—	—	—	63
Deferred compensation	—	—	4	—
Tax effect of restructuring and significant non-recurring and non-operational items above	260	99	653	293
Significant non-recurring and non-operational items included in Income Tax Expense
Tax benefit (expenses) associated with the Company’s separation of Otis and Carrier	—	19	(415)	19
Tax settlements	—	6	—	278
Tax impact from business disposals	55	—	45	—
Tax impact related to debt exchange	(13)	—	(62)	—
Revaluation of certain international tax incentives	(2)	—	(48)	—
Revaluation of deferred taxes related to Raytheon merger and the Company’s separation of Otis and Carrier	25	—	56	—
Tax impact of goodwill impairment	—	—	11	—
Tax impact as a result of tax reform regulations	(5)	21	4	21
State valuation allowance releases	4	—	4	—
Significant non-recurring and non-operational items included in Noncontrolling Interest
Noncontrolling interest resulting from the Company’s announcement of its intention to separate its commercial businesses	—	(7)	—	(7)
Less: Impact on net income attributable to common shareowners	(976)	(345)	(6,820)	(765)
Adjusted income from continuing operations attributable to common shareowners	$1,122	$1,002	$3,711	$4,275

Diluted Earnings Per Share	$0.10	$0.76	$(2.29)	$4.06
Impact on Diluted Earnings Per Share	(0.64)	(0.40)	(5.02)	(0.89)
Adjusted Diluted Earnings Per Share	$0.74	$1.16	$2.73	$4.95

Weighted Average Number of Shares Outstanding
Reported Diluted	1,515.4	867.0	1,357.8	863.9
Impact of dilutive shares(1)	—	—	3.9	—
Adjusted Diluted	1,515.4	867.0	1,361.7	863.9

Effective Tax Rate	(481.1)%	(6.4)%	(24.4)%	10.1%
Impact on Effective Tax Rate	492.0%	15.0%	41.9%	8.6%

Adjusted Effective Tax Rate	10.9%	8.6%	17.5%	18.7%
(1)    The computation of reported diluted earnings per share excludes the effect of the potential exercise of stock awards, including stock appreciation rights and stock options, because their effect was antidilutive in the twelve months ended December 31, 2020 due to the reported loss from operations. On an adjusted basis, the Company reported income from continuing operations and the dilutive effect of such awards is included in the calculation of Adjusted Diluted Earnings Per Share.

Raytheon Technologies Corporation
Free Cash Flow Reconciliation

	Quarter Ended December 31,
	(Unaudited)
(dollars in millions)	2020	2019

Net cash flows provided by operating activities from continuing operations	$1,370	$1,325
Capital expenditures	(623)	(746)
Free cash flow	$747	$579

	Twelve Months Ended December 31,
	(Unaudited)
(dollars in millions)	2020	2019

Net cash flows provided by operating activities from continuing operations	$4,334	$5,821
Capital expenditures	(1,795)	(1,868)
Free cash flow	$2,539	$3,953

Raytheon Technologies Corporation
Segment Net Sales and Operating Profit (Loss) - Recast

Effective January 1, 2021, we reorganized our RIS and RMD business segments to move our Reconnaissance & Targeting Systems, Electro-Optical Innovations and Improved Target Acquisition Systems businesses from RMD to RIS. The amounts and presentation of our business segments, including eliminations for intersegment activity set forth below, on a reported and adjusted basis, reflect this reorganization. In 2021, we will be reporting and discussing our business segments on this new basis, and therefore, we are providing this information for reference.

	Reported - Recast					Adjusted - Recast
	2020					2020
(dollars in millions)	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Net Sales
Collins Aerospace Systems	$6,438	$4,202	$4,274	$4,374	$19,288	$6,460	$4,298	$4,278	$4,388	$19,424
Pratt & Whitney	5,353	3,487	3,494	4,465	16,799	5,331	3,607	3,790	4,496	17,224
Raytheon Intelligence & Space	—	3,387	3,749	3,933	11,069	—	3,387	3,749	3,933	11,069
Raytheon Missiles & Defense	—	3,506	3,706	4,184	11,396	—	3,452	3,641	4,303	11,396
Total segments	11,791	14,582	15,223	16,956	58,552	11,791	14,744	15,458	17,120	59,113
Eliminations and other	(431)	(521)	(476)	(537)	(1,965)	(431)	(521)	(476)	(537)	(1,965)
Consolidated	$11,360	$14,061	$14,747	$16,419	$56,587	$11,360	$14,223	$14,982	$16,583	$57,148

Operating Profit (Loss)
Collins Aerospace Systems	$1,246	$(317)	$526	$11	$1,466	$1,284	$24	$73	$89	$1,470
Pratt & Whitney	475	(457)	(615)	33	(564)	515	(151)	(43)	105	426
Raytheon Intelligence & Space	—	309	350	361	1,020	—	309	350	361	1,020
Raytheon Missiles & Defense	—	398	449	33	880	—	386	431	579	1,396
Total segments	1,721	(67)	710	438	2,802	1,799	568	811	1,134	4,312
Eliminations and other	(25)	(27)	(49)	(6)	(107)	(25)	(27)	(26)	(9)	(86)
Corporate expenses and other unallocated items	(130)	(277)	(84)	(99)	(590)	(99)	(24)	(10)	(61)	(195)
FAS/CAS operating adjustment	—	356	380	370	1,106	—	356	380	370	1,106
Acquisition accounting adjustments	(271)	(3,745)	(523)	(561)	(5,100)	—	—	—	—	—
Consolidated	$1,295	$(3,760)	$434	$142	$(1,889)	$1,675	$873	$1,155	$1,434	$5,137

Segment Operating Profit (Loss) Margin
Collins Aerospace Systems	19.4%	(7.5)%	12.3%	0.3%	7.6%	19.9%	0.6%	1.7%	2.0%	7.6%
Pratt & Whitney	8.9%	(13.1)%	(17.6)%	0.7%	(3.4)%	9.7%	(4.2)%	(1.1)%	2.3%	2.5%
Raytheon Intelligence & Space	NM	9.1%	9.3%	9.2%	9.2%	NM	9.1%	9.3%	9.2%	9.2%
Raytheon Missiles & Defense	NM	11.4%	12.1%	0.8%	7.7%	NM	11.2%	11.8%	13.5%	12.2%
Total segment	14.6%	(0.5)%	4.7%	2.6%	4.8%	15.3%	3.9%	5.2%	6.6%	7.3%